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                                                                    EXHIBIT 99.1


(CENTERPOINT ENERGY LOGO)                           For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
                                                    Phone 713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone 713.207.6500



FOR IMMEDIATE RELEASE                                                Page 1 of 1


  CENTERPOINT ENERGY SUBSIDIARY PRICES ADDITIONAL $112 MILLION OF SENIOR NOTES


          HOUSTON - APRIL 8, 2003 - CenterPoint Energy, Inc. (NYSE:CNP) announced that on April 7, 2003 its natural gas distribution, pipelines and gathering operations subsidiary, CenterPoint Energy Resources Corp. (CERC), priced $112 million of senior notes which will be added to and form a single series with its prior existing 7.875 percent senior notes due on April 1, 2013, in a placement with institutions under Rule 144A. This transaction is expected to close on April 14, 2003.

         Net proceeds of the offering will be used to refinance $100 million aggregate principal amount of CERC's 6 3/8 percent Term Enhanced ReMarketable Securities and finance costs associated with the refinancing.

         The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration under that Act.

          This news release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.


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